Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports 23% Increase in First-Quarter Profit; Achieves 11% Growth in Quarterly Revenue

EMC Delivers 9th Consecutive Quarter of Year-Over-Year Double-Digit Revenue, Profit and EPS Growth

First-Quarter Highlights:

•	Consolidated revenue up 11% year over year

•	GAAP net income up 23% year over year; GAAP EPS up 29%

•	Non-GAAP net income up 17% year over year; Non-GAAP EPS up 19%

•	Strong year-over-year percentage increases in gross and operating margins

•	Strong year-over-year increases in operating cash flow and free cash flow

HOPKINTON, Mass. – April 19, 2012 – EMC Corporation (NYSE:EMC) today reported strong financial results for the first quarter of 2012, marking the company’s ninth consecutive quarter of achieving year-over-year double-digit growth for consolidated revenue, net income and EPS.

First-quarter consolidated revenue was $5.1 billion, an increase of 11% compared with the year-ago quarter. First-quarter GAAP net income attributable to EMC increased 23% year over year to $587 million. First-quarter GAAP earnings per weighted average diluted share increased 29% year over year to $0.27. Non-GAAP1 net income attributable to EMC for the first quarter was $818 million, an increase of 17% compared with the year-ago quarter. First-quarter non-GAAP1 earnings per weighted average diluted share were $0.37, an increase of 19% year over year.

During the first quarter, EMC generated operating cash flow of $1.7 billion and free cash flow2 of $1.4 billion, increases of 49% and 67% year over year, respectively. Additionally, the company significantly expanded GAAP and non-GAAP gross margin and operating margin percentages on a year-over-year basis, and ended the quarter with $10.9 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “We are in a time of unprecedented IT and business transformation, propelled by the benefits of cloud computing, Big Data and trust. EMC is off to a strong start to 2012 and is exceptionally well-positioned to help customers take advantage of these major transformational shifts. We have never been more excited about what this great technology company can accomplish and look forward to helping our customers drive maximum value from their IT investments in the years ahead.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “EMC’s solid first-quarter results are ongoing proof that we are executing on our strategy and on track to deliver our ‘triple play’ – simultaneously taking market share, reinvesting for growth and delivering improved earnings this year. Based upon our strong start to the year and our opportunity, we now have greater confidence in our ability to meet and potentially exceed our 2012 financial goals for consolidated revenue, non-GAAP EPS and free cash flow. Additionally, with continued steady execution, we are well on our way to achieving the financial potential of 2014 consolidated revenue of over $28 billion, which represents compound annual revenue growth of at least 13% from 2010 and non-GAAP EPS growth even greater than this.”

First-Quarter Highlights

First-quarter highlights included strong customer demand for EMC’s market-leading mid-tier storage products portfolio3, which increased revenue 26% year over year. The company’s Isilon scale-out NAS business nearly doubled its revenue year over year, and its VNX unified storage family, Backup Recovery Systems (BRS) portfolio, and Greenplum portfolio each delivered strong year-over-year revenue growth. Also during the quarter, EMC’s RSA Information Security business increased revenue 19% year over year and revenue from VMware (NYSE: VMW), the global leader in virtualization and cloud infrastructure, grew 25% year over year. Additionally, EMC continued to experience strong customer demand for its broad portfolio of services to help customers accelerate to the cloud. Finally, VCE, the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel, continued its momentum as customer adoption of Vblock Converged Infrastructure Platforms increased significantly on a year-over-year basis.

EMC’s consolidated first-quarter revenue from the United States increased 11% year over year to $2.6 billion, representing 52% of consolidated first-quarter revenue. Revenue from EMC’s business operations outside of the United States increased 10% year over year to $2.5 billion and represented 48% of consolidated first-quarter revenue. Within this, revenue in EMC’s Asia Pacific and Japan region reached an all-time record level, growing 20% year over year. EMC’s Europe, Middle East and Africa region grew revenue 6% year over year and EMC’s Latin America region grew revenue 20% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements made by EMC regarding 2012 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to meet and potentially exceed $22.0 billion for 2012.

•

Consolidated GAAP operating income is expected to be 17.5% of revenues for 2012 and consolidated non-GAAP operating income is expected to be 24% of revenues for 2012. Excluded from consolidated non-GAAP operating income are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which account for 4%, 1.5%, 0.5% and 0.5% of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other income and expense, is expected to be $225 million in 2012 and total consolidated non-GAAP non-operating expense is expected to be $220 million in 2012. Excluded from non-GAAP non-operating expense is stock-based compensation expense of $5 million.

•

Consolidated GAAP net income attributable to EMC is expected to be $2.8 billion in 2012 and consolidated non-GAAP net income attributable to EMC is expected to be $3.8 billion in 2012. Excluded from consolidated non-GAAP net income attributable to EMC are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which account for $650 million, $230 million, $90 million and $30 million, respectively.

•

Consolidated GAAP earnings per weighted average diluted share are expected to meet and potentially exceed $1.25 for 2012 and consolidated non-GAAP earnings per weighted average diluted share are expected to meet and potentially exceed $1.70 for 2012. Excluded from consolidated non-GAAP earnings per weighted average diluted share are stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which account for $0.29, $0.11, $0.04 and $0.01 per weighted average diluted share, respectively.

•

The consolidated GAAP income tax rate is expected to be 20% for 2012. Excluding the impact of stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods, which collectively impact the tax rate by 1%, the consolidated non-GAAP income tax rate is expected to be 21% for 2012. This assumes that the U.S. research and development tax credit for 2012 is extended in the fourth quarter of 2012.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $159 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $250 million for 2012. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are stock-based compensation expense, intangible asset amortization and the amortization of VMware’s capitalized software from prior periods, which account for $72 million, $11 million and $8 million, respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2012.

•

Consolidated net cash provided by operating activities is expected to be $6.2 billion for 2012 and free cash flow is expected to meet or potentially exceed $4.9 billion for 2012. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $400 million of capitalized software development costs.

•	The weighted average outstanding diluted shares are expected to be 2.22 billion for 2012.

•	EMC expects to repurchase $700 million of the company’s common stock in 2012.

Supporting Resources

•	EMC will host its 2012 first-quarter earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s first-quarter financial results.

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

[1]

Items excluded from the non-GAAP results for the first quarters of 2012 and 2011 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and amortization of VMware’s capitalized software from prior periods. See attached schedules for GAAP to non-GAAP reconciliations.

[2]

Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2012 and 2011.

[3]	EMC’s mid-tier storage products include EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos hardware and software products.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Vblock, and VNX are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges and the amortization of VMware’s capitalized software from prior periods) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2012	March 31, 2011
Revenues:
Product sales	$3,068,857	$2,931,259
Services	2,025,521	1,676,359

	5,094,378	4,607,618

Cost and expenses:
Cost of product sales	1,301,550	1,320,488
Cost of services	679,611	588,079
Research and development	587,817	502,108
Selling, general and administrative	1,650,197	1,495,931
Restructuring and acquisition-related charges	25,893	26,893

Operating income	849,310	674,119

Non-operating income (expense):
Investment income	29,452	38,227
Interest expense	(18,183)	(44,979)
Other expense, net	(43,690)	(43,174)

Total non-operating expense	(32,421)	(49,926)

Income before provision for income taxes	816,889	624,193
Income tax provision	190,910	121,639

Net income	625,979	502,554
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(39,137)	(25,406)

Net income attributable to EMC Corporation	$586,842	$477,148

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.28	$0.23

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.27	$0.21

Weighted average shares, basic	2,067,828	2,066,136

Weighted average shares, diluted	2,201,933	2,258,278

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,671,175	$4,531,036
Short-term investments	1,667,780	1,786,987
Accounts and notes receivable, less allowance for doubtful accounts of $68,647 and $61,804	2,661,923	2,937,499
Inventories	1,034,250	1,009,968
Deferred income taxes	750,172	733,308
Other current assets	514,950	583,885

Total current assets	11,300,250	11,582,683
Long-term investments	4,539,588	4,525,106
Property, plant and equipment, net	2,879,264	2,833,149
Intangible assets, net	1,713,829	1,766,115
Goodwill	12,216,710	12,154,970
Other assets, net	1,335,607	1,406,156

Total assets	$33,985,248	$34,268,179

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$922,624	$1,101,659
Accrued expenses	2,246,253	2,354,979
Notes converted and payable	14,046	1,699,832
Income taxes payable	24,253	155,909
Convertible debt	1,606,675	1,605,142
Deferred revenue	4,073,273	3,458,689

Total current liabilities	8,887,124	10,376,210
Income taxes payable	233,352	238,851
Deferred revenue	2,723,353	2,715,361
Deferred income taxes	605,320	603,398
Other liabilities	297,115	287,912

Total liabilities	12,746,264	14,221,732

Convertible debt	103,646	119,325

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued and outstanding 2,099,710 and 2,048,890 shares	20,997	20,489
Additional paid-in capital	3,512,585	3,052,932
Retained earnings	16,707,463	16,120,621
Accumulated other comprehensive loss, net	(185,692)	(235,009)

Total EMC Corporation’s shareholders’ equity	20,055,353	18,959,033
Non-controlling interest in VMware, Inc.	1,079,985	968,089

Total shareholders’ equity	21,135,338	19,927,122

Total liabilities and shareholders’ equity	$33,985,248	$34,268,179

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Cash received from customers	$6,023,588	$5,392,175
Cash paid to suppliers and employees	(4,114,849)	(4,009,553)
Dividends and interest received	18,483	33,927
Interest paid	(1,342)	(4,749)
Income taxes paid	(237,692)	(277,023)

Net cash provided by operating activities	1,688,188	1,134,777

Cash flows from investing activities:
Additions to property, plant and equipment	(153,631)	(165,525)
Capitalized software development costs	(105,848)	(111,993)
Purchases of short- and long-term available-for-sale securities	(1,585,822)	(1,601,241)
Sales of short- and long-term available-for-sale securities	1,439,393	1,341,335
Maturities of short- and long-term available-for-sale securities	273,982	261,228
Business acquisitions, net of cash acquired	(102,105)	(14,950)
Decrease (increase) in strategic and other related investments	10,100	(198,049)
Other, net	5,000	(45,000)

Net cash used in investing activities	(218,931)	(534,195)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	180,189	224,347
Issuance of VMware’s common stock from the exercise of stock options	111,041	90,171
EMC repurchase of EMC’s common stock	—	(868,065)
EMC purchase of VMware’s common stock	(39,993)	(38,000)
VMware repurchase of VMware’s common stock	—	(147,729)
Excess tax benefits from stock-based compensation	106,024	109,008
Payment of long-term and short-term obligations	(355)	(11)
Proceeds from long-term and short-term obligations	2,742	294
Payment of convertible debt	(1,699,816)	—

Net cash used in financing activities	(1,340,168)	(629,985)

Effect of exchange rate changes on cash and cash equivalents	11,050	12,597

Net increase (decrease) in cash and cash equivalents	140,139	(16,806)
Cash and cash equivalents at beginning of period	4,531,036	4,119,138

Cash and cash equivalents at end of period	$4,671,175	$4,102,332

Reconciliation of net income to net cash provided by operating activities:

Net income	$625,979	$502,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	367,453	339,272
Non-cash interest expense on convertible debt	9,323	26,291
Non-cash restructuring and other special charges	4,477	382
Stock-based compensation expense	200,572	212,265
Provision for doubtful accounts	9,472	6,415
Deferred income taxes, net	(52,320)	(10,834)
Excess tax benefits from stock-based compensation	(106,024)	(109,008)
Other, net	(8,987)	(8,316)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	299,977	223,464
Inventories	(96,249)	(102,729)
Other assets	(19,580)	(127,747)
Accounts payable	(28,686)	(136,802)
Accrued expenses	(167,584)	(121,190)
Income taxes payable	5,538	(144,550)
Deferred revenue	619,761	554,678
Other liabilities	25,066	30,632

Net cash provided by operating activities	$1,688,188	$1,134,777

Reconciliation of GAAP to Non-GAAP*

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2012	Diluted Earnings Per Share	March 31, 2011	Diluted Earnings Per Share

Net Income Attributable to EMC GAAP	$586,842	$0.265	$477,148	$0.210

Stock-based compensation expense	144,659	0.066	151,061	0.067
Intangible asset amortization	56,544	0.026	52,479	0.023
Restructuring and acquisition-related charges	19,827	0.009	19,668	0.009
Amortization of VMware’s capitalized software from prior periods	10,098	0.005	—	—

Net Income Attributable to EMC Non-GAAP	$817,970	$0.370	$700,356	$0.309

Weighted Average Shares, Diluted		2,201,933		2,258,278
Incremental VMware Dilution		$2,891		$2,764

	Three Months Ended
	March 31, 2012	March 31, 2011

Cash flow from Operations	$1,688,188	$1,134,777
Capital Expenditures	(153,631)	(165,525)
Capitalized Software	(105,848)	(111,993)

Free Cash Flow	$1,428,709	$857,259

*	Net of tax and non-controlling interest in VMware, Inc., except Weighted Average Shares, Diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add due to rounding.

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2012	March 31, 2011	December 31, 2011

Gross Margin GAAP	$3,113,217	$2,699,051	$3,523,339

Stock-based compensation expense	30,796	33,164	31,720
Intangible asset amortization	44,365	36,175	40,757
Restructuring and acquisition-related charges	—	—	—
Amortization of VMware’s capitalized software from prior periods	18,600	—	—

Gross Margin Non-GAAP	$3,206,978	$2,768,390	$3,595,816

Revenues	$5,094,378	$4,607,618	$5,574,431

Gross Margin Percentages:
GAAP	61.1%	58.6%	63.2%
Non-GAAP	63.0%	60.1%	64.5%

	Three Months Ended
	March 31,	March 31,
	2012	2011

Operating Margin GAAP	$849,310	$674,119

Stock-based compensation expense	204,710	219,013
Intangible asset amortization	85,555	80,593
Restructuring and acquisition-related charges	25,893	26,893
Amortization of VMware’s capitalized software from prior periods	18,600	—

Operating Margin Non-GAAP	$1,184,068	$1,000,618

Revenues	$5,094,378	$4,607,618

Operating Margin Percentages:
GAAP	16.7%	14.6%
Non-GAAP	23.2%	21.7%

Reconciliation of GAAP to Non-GAAP

(in thousands)

Unaudited

	Three Months Ended March 31, 2012
	Income Before Tax	Tax Provision	Tax Rate
EMC Consolidated GAAP	$816,889	$190,910	23.4%
Stock-based compensation expense	206,429	47,580	23.0%
Intangible asset amortization	85,555	26,353	30.8%
Restructuring and acquisition-related charges	25,893	6,058	23.4%
Amortization of VMware's capitalized software from prior periods	18,600	5,907	31.8%

EMC Consolidated Non-GAAP	$1,153,366	$276,808	24.0%

Supplemental Information

For the Three Months Ended March 31, 2012

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	Amortization of VMware’s Capitalized Software from Prior Periods	Total

EMC Consolidated

Cost of revenue	$(30,796)	$(44,365)	$—	$(18,600)	$(93,761)

Research and development	(67,718)	(2,437)	—	—	(70,155)

Selling, general and administrative	(106,196)	(38,753)	—	—	(144,949)

Restructuring and acquisition-related charges	—	—	(25,893)	—	(25,893)

Other expense, net	(1,719)	—	—	—	(1,719)

Income tax provision	47,580	26,353	6,058	5,907	85,898

Net income attributable to VMware	(14,190)	(2,658)	(8)	(2,595)	(19,451)

EMC Information Infrastructure

Cost of revenue	$(21,299)	$(30,674)	$—	$—	$(51,973)

Research and development	(28,342)	(1,686)	—	—	(30,028)

Selling, general and administrative	(70,026)	(35,821)	—	—	(105,847)

Restructuring and acquisition-related charges	—	—	(25,854)	—	(25,854)

Other expense, net	(1,719)	—	—	—	(1,719)

Income tax provision	31,949	21,982	6,058	—	59,989

Net income attributable to VMware	—	—	—	—	—

VMware within EMC

Cost of revenue	$(9,497)	$(13,691)	$—	$(18,600)	$(41,788)

Research and development	(39,376)	(751)	—	—	(40,127)

Selling, general and administrative	(36,170)	(2,932)	—	—	(39,102)

Restructuring and acquisition-related charges	—	—	(39)	—	(39)

Other expense, net	—	—	—	—	—

Income tax provision	15,631	4,371	—	5,907	25,909

Net income attributable to VMware	(14,190)	(2,658)	(8)	(2,595)	(19,451)

Supplemental Information

For the Three Months Ended March 31, 2011

(in thousands)

Unaudited

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition- Related Charges	Total

EMC Consolidated

Cost of revenue	$(33,164)	$(36,175)	$—	$(69,339)

Research and development	(76,181)	(3,714)	—	(79,895)

Selling, general and administrative	(109,668)	(40,704)	—	(150,372)

Restructuring and acquisition-related charges	—	—	(26,893)	(26,893)

Other expense, net	(635)	—	—	(635)

Income tax provision	54,433	26,030	7,190	87,653

Net income attributable to VMware	(14,154)	(2,084)	(35)	(16,273)

EMC Information Infrastructure

Cost of revenue	$(21,953)	$(25,893)	$—	$(47,846)

Research and development	(34,297)	(2,917)	—	(37,214)

Selling, general and administrative	(77,304)	(38,579)	—	(115,883)

Restructuring and acquisition-related charges	—	—	(26,721)	(26,721)

Other expense, net	(635)	—	—	(635)

Income tax provision	39,076	23,148	7,190	69,414

Net income attributable to VMware	—	—	—	—

VMware within EMC

Cost of revenue	$(11,211)	$(10,282)	$—	$(21,493)

Research and development	(41,884)	(797)	—	(42,681)

Selling, general and administrative	(32,364)	(2,125)	—	(34,489)

Restructuring and acquisition-related charges	—	—	(172)	(172)

Other expense, net	—	—	—	—

Income tax provision	15,357	2,882	—	18,239

Net income attributable to VMware	(14,154)	(2,084)	(35)	(16,273)

Supplemental Information

For the Three Months Ended March 31, 2012

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$1,055,182	$(1,781)	$1,053,401
Cost of revenue	170,915	(942)	169,973

Gross margin	884,267	(839)	883,428
Research and development	222,390	(3,598)	218,792
Selling, general and administrative	444,712	(1,017)	443,695
Restructuring and acquisition-related charges	—	39	39

Operating income	217,165	3,737	220,902
Other income (expense), net	6,741	560	7,301

Income before taxes	223,906	4,297	228,203
Income tax provision	32,470	4,590	37,060

Net income	$191,436	(293)	191,143

Net income attributable to VMware		(39,137)	(39,137)

Net income attributable to EMC		$(39,430)	$152,006

Supplemental Information

For the Three Months Ended March 31, 2011

(in thousands)

Unaudited

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP

Revenue	$843,721	$(1,009)	$842,712
Cost of revenue	149,897	(1,114)	148,783

Gross margin	693,824	105	693,929
Research and development	169,163	(2,821)	166,342
Selling, general and administrative	371,159	(2,081)	369,078
Restructuring and acquisition-related charges	—	172	172

Operating income	153,502	4,835	158,337
Other income (expense), net	2,612	(1,088)	1,524

Income before taxes	156,114	3,747	159,861
Income tax provision	30,302	712	31,014

Net income	$125,812	3,035	128,847

Net income attributable to VMware		(25,406)	(25,406)

Net income attributable to EMC		$(22,371)	$103,441

Supplemental Information

(in thousands)

Unaudited

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012
Information Storage:
Product Revenue	$2,018,644	$2,079,579	$2,174,703	$2,565,112	$8,838,038	$2,384,011	$2,432,702	$2,465,339	$2,818,421	$10,100,473	$2,454,735
Services Revenue	909,048	929,316	973,257	1,092,451	3,904,072	1,055,466	1,135,792	1,197,581	1,265,867	4,654,706	1,234,172

Total Information Storage Revenue	$2,927,692	$3,008,895	$3,147,960	$3,657,563	$12,742,110	$3,439,477	$3,568,494	$3,662,920	$4,084,288	$14,755,179	$3,688,907

Information Intelligence Group:
Product Revenue	$62,332	$59,605	$57,250	$76,200	$255,387	$41,132	$44,226	$50,439	$73,540	$209,337	$36,062
Services Revenue	107,235	108,856	109,870	111,551	437,512	110,043	115,646	111,157	115,169	452,015	109,491

Total Information Intelligence Group Revenue	$169,567	$168,461	$167,120	$187,751	$692,899	$151,175	$159,872	$161,596	$188,709	$661,352	$145,553

RSA Information Security:
Product Revenue	$85,814	$90,876	$102,442	$121,019	$400,151	$87,180	$102,273	$115,685	$135,652	$440,790	$96,489
Services Revenue	75,654	82,460	83,290	87,829	329,233	87,074	93,861	99,215	107,263	387,413	110,028

Total RSA Information Security Revenue	$161,468	$173,336	$185,732	$208,848	$729,384	$174,254	$196,134	$214,900	$242,915	$828,203	$206,517

EMC Information Infrastructure:
Product Revenue	$2,166,790	$2,230,060	$2,334,395	$2,762,331	$9,493,576	$2,512,323	$2,579,201	$2,631,463	$3,027,613	$10,750,600	$2,587,286
Services Revenue	1,091,937	1,120,632	1,166,417	1,291,831	4,670,817	1,252,583	1,345,299	1,407,953	1,488,299	5,494,134	1,453,691

Total EMC Information Infrastructure Revenue	$3,258,727	$3,350,692	$3,500,812	$4,054,162	$14,164,393	$3,764,906	$3,924,500	$4,039,416	$4,515,912	$16,244,734	$4,040,977

VMware:
Product Revenue	$311,927	$323,256	$341,530	$422,568	$1,399,281	$418,936	$464,783	$442,904	$513,519	$1,840,142	$481,571
Services Revenue	320,038	349,549	369,929	411,936	1,451,452	423,776	456,055	497,881	545,000	1,922,712	571,830

Total VMware Revenue	$631,965	$672,805	$711,459	$834,504	$2,850,733	$842,712	$920,838	$940,785	$1,058,519	$3,762,854	$1,053,401

Consolidated Revenues:
Product Revenue	$2,478,717	$2,553,316	$2,675,925	$3,184,899	$10,892,857	$2,931,259	$3,043,984	$3,074,367	$3,541,132	$12,590,742	$3,068,857
Services Revenue	1,411,975	1,470,181	1,536,346	1,703,767	6,122,269	1,676,359	1,801,354	1,905,834	2,033,299	7,416,846	2,025,521

Total Consolidated Revenues	$3,890,692	$4,023,497	$4,212,271	$4,888,666	$17,015,126	$4,607,618	$4,845,338	$4,980,201	$5,574,431	$20,007,588	$5,094,378

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.4%	0.0%	(0.6)%	(0.6)%	0.2%	1.1%	3.4%	1.7%	0.1%	1.5%	(0.5)%